UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 4, 2015

Columbia Property Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-36113

MD	20-0068852
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Glenlake Parkway, Suite 1200
Atlanta, GA 30328
(Address of principal executive offices, including zip code)

(404) 465-2200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 4, 2015, Columbia Property Trust (the "Company") held its annual meeting of stockholders. The following matters were submitted to the stockholders for a vote:

The Company's stockholders elected the following individuals to its board of directors to serve until the 2016 annual meeting of the stockholders and until their successors are duly elected and qualified:

Name	Number of Shares Voted For	Number of Shares Withheld	Broker Non-Votes
Charles R. Brown	48,880,029	8,887,796	36,330,565
Richard W. Carpenter	48,464,913	9,302,912	36,330,565
John L. Dixon	48,604,648	9,163,177	36,330,565
Murray J. McCabe	49,041,083	8,726,742	36,330,565
E. Nelson Mills	49,022,199	8,745,626	36,330,565
Michael S. Robb	49,049,566	8,718,259	36,330,565
George W. Sands	49,054,234	8,713,591	36,330,565
Thomas G. Wattles	49,047,149	8,720,676	36,330,565

The Company's stockholders voted to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2015, as follows:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained
85,068,200	499,143	8,531,047

The Company's stockholders voted to approve, on an advisory basis, the compensation of the named executive officers as disclosed in the proxy statement as follows:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained	Broker Non-Votes
47,002,294	1,796,492	8,969,039	36,330,565

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbia Property Trust, Inc.

May 5, 2015	By:	/s/ James A. Fleming
James A. Fleming
Principal Financial Officer